May 23, 2018

Putnam Absolute Return 500 Fund
Putnam Funds Trust
One Post Office Square
Boston, Massachusetts 02109

Putnam Absolute Return 700 Fund
Putnam Funds Trust
One Post Office Square
Boston, Massachusetts 02109

Ladies and Gentlemen:

We hereby consent to the filing, as an exhibit to your Post-Effective Amendment No. 1 to your Registration Statement on Form N-14 (File Nos. 333-222933; 811-07513), of our opinion, dated April 27, 2018, addressed to you as to certain tax matters related to the acquisition of the assets of Putnam Absolute Return 500 Fund by Putnam Absolute Return 700 Fund.

Very truly yours,
/s/ Ropes & Gray LLP